
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from the Balance
Sheet as of December 31, 1994 and the Income Statement for the period ended
December 31, 1994 and is qualified in its entirety by reference to such Form
10-K Annual Report.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    1,409,917
<OTHER-PROPERTY-AND-INVEST>                     13,344
<TOTAL-CURRENT-ASSETS>                         160,811
<TOTAL-DEFERRED-CHARGES>                        34,028
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                               1,618,100
<COMMON>                                       308,140
<CAPITAL-SURPLUS-PAID-IN>                        (595)
<RETAINED-EARNINGS>                            257,656
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 565,201
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     40,000
<LONG-TERM-DEBT-NET>                           496,012
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                  76,300
<LONG-TERM-DEBT-CURRENT-PORT>                       21
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 440,566
<TOT-CAPITALIZATION-AND-LIAB>                1,618,100
<GROSS-OPERATING-REVENUE>                      636,652<F1>
<INCOME-TAX-EXPENSE>                            44,683
<OTHER-OPERATING-EXPENSES>                     490,783
<TOTAL-OPERATING-EXPENSES>                     535,466
<OPERATING-INCOME-LOSS>                        101,186
<OTHER-INCOME-NET>                              10,393
<INCOME-BEFORE-INTEREST-EXPEN>                 111,579
<TOTAL-INTEREST-EXPENSE>                        34,067
<NET-INCOME>                                    77,512
<PREFERRED-STOCK-DIVIDENDS>                      2,384
<EARNINGS-AVAILABLE-FOR-COMM>                   75,128
<COMMON-STOCK-DIVIDENDS>                        61,644
<TOTAL-INTEREST-ON-BONDS>                       32,147
<CASH-FLOW-OPERATIONS>                         141,269
<EPS-PRIMARY>                                        0<F2>
<EPS-DILUTED>                                        0<F2>

<F1>See Note 1 of the Notes to Financial Statements.
<F2>All outstanding common stock of Kentucky Utilities Company is held by its parent company, KU Energy Corporation. Therefore, earnings per share is not applicable.

